Exhibit 10.7

CONTRACT ADDENDUM

This Contract Addendum (the “Second Addendum”) is made on this 17th day of October 2023.

BETWEEN:	LUDUS ASIA PTE LTD, a company incorporated in the Republic of Singapore and having its registered office at:

29 Tai Seng Avenue, #02-01 Natural Cool Lifestyle Hub, Singapore 534119 (“Purchaser”)

AND:	The persons whose names and addresses are set out in Schedule 1 (together the “Vendors” and each a “Vendor”)

Each a “Party” and collectively “Parties.”

RECITALS

A.	Parties entered into a Sales and Purchase Agreement contract dated 31 July 2022 which has been amended on 31 July 2022 via a contract addendum (“SPA”).

B.	The Parties wish to amend the SPA as set out in the Second Addendum with effect from its signing date (the “Variation Date”).

C.	This Second Addendum is the second amendment to the SPA following the first amendment to the SPA via the contract addendum dated 31 July 2022 (the “First Amendment”).

1.	AMENDMENTS

1.1.	In consideration of the mutual promises set out in this Second Addendum, the parties agree to amend the Agreement as set out below.

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1.2.	With effect from the Variation Date, Parties agree that:

1.2.1.	The Schedule 4: Consideration Schedule shall be amended as the revised table below:

Tranche	Milestone	Consideration (US$)	Cash Consideration Percentage	Consideration Shares Percentage	Gross Revenue Target (US$)	NPAT Target (US$)
1	At Completion.	6,550.00	100%	0%	Not Applicable	Not Applicable
2	Upon Listing	2,993,450.00	0%	100%	Not Applicable	Not Applicable
3	Within 30 days after the Target’s Audited Financial Statement for FY2023 is submitted to the Purchaser or upon Listing if the Listing takes place after 31 March 2023	800,000.00	67%	33%	19,400,000.00	714,272.65
4	Within 30 days after Audited Financial Statement for FY24 is submitted to the Purchaser	1,000,000.00	100%	0%	31,072,772.50	893,200.97
5	Within 30 days after Audited Financial Statement for FY25 is submitted to the Purchaser	1,320,000.00	0%	100%	37,852,286.50	1,238,956.18
Total		6,120,000.00

1.2.2.	To add a Clause 2.2 (a) as follows:

Clause 2.2 (a) Notwithstanding the foregoing, the Vendors may submit a written request to the Purchaser, seeking the Purchaser to:

(1)	pay the Consideration or Outperformance Consideration to each Vendor in a manner that diverges from the pro rata distribution based on the Sale Shares sold by each Vendor; and/or

(2)	remit payment of any Cash Consideration directly to a creditor of the Vendor in satisfaction of a debt owed by that Vendor.

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Any such request shall be subject to the written agreement of the Purchaser. Should the Purchaser consent to such a request and effectuate payment in the manner as requested, the Purchaser shall be deemed to have fully discharged its respective payment obligations vis-à-vis the Vendors.

1.2.3.	The signing blocks designated for the Vendors under the SPA shall be substituted with the revised signing blocks below:

Signed by JOSEPH THOMAS VAN HEESWIJK	)

in the presence of Renata Nogueria	)

Signed by SHAUN AMAH GOZO-HILL	)

in the presence of Steve Gozo Hill	)

Signed by WONG WAN PING MARIO	)

in the presence of Wong Wan Tsan	)

1.3	For the avoidance of doubt, the modifications made to the signing blocks under this Second Addendum aim to rectify typographical errors present in the SPA. The Vendors acknowledge and affirm that they entered into the SPA in their individual capacities as sellers, intending to dispose of the respective Shares per the SPA. The Vendors shall always remain bound by and personally liable for their obligations under the SPA, consistent with their undertakings made in their individual capacities.

1.4.	The contracting parties under the First Amendment was erroneously recorded as the Purchaser and the Target. Notwithstanding, the mutual intention of the Parties was to document their agreement regarding amendments to the SPA under the First Amendment as the Purchaser and the Vendors. This discrepancy shall neither compromise the validity nor the enforceability of the SPA, including, without limitation, the SPA’s enforceability against any Vendor.

2.	NO OTHER CHANGES

2.1.	Except as otherwise expressly provided in this agreement, all of the terms and conditions of the SPA remain unchanged and in full force and effect.

3.	MISCELLANEOUS TERMS

3.1.	Capitalized terms not otherwise defined in this agreement will have the meanings ascribed to them in the SPA. Headings are inserted for the convenience of the Parties only and are not to be considered when interpreting this agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine include the feminine and vice versa. No regard for gender is intended by the language in this agreement.

3.2.	This agreement may be executed by the Parties hereto in separate counterparts, each and all of which when so executed and delivered to the Parties by facsimile, or by electronic mail, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the Parties hereto.

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4.	GOVERNING LAW AND JURISDICTION

4.1.	This agreement shall be construed and enforced in accordance with the laws of the Republic of Singapore.

4.2.	Any dispute, whether contractual or not, arising out of or in connection with this agreement (including any question regarding its existence, validity or termination) shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC”) for the time being in force, which rules are deemed to be incorporated by reference in this clause. The arbitration tribunal shall consist of 1 arbitrator to be appointed by the Chairman of the SIAC. The language of the arbitration shall be English.

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IN WITNESS WHEREOF this agreement has been entered into on the date stated at the beginning.

Signed by [CHOO SEE WEE]	)

for and on behalf of	)

LUDUS ASIA PTE. LTD.	)

in the presence of [Catherine Choo]	)

Signed by JOSEPH THOMAS VAN HEESWIJK	)

in the presence of [Renata Nogueria]	)

Signed by SHAUN AMAH GOZO-HILL	)

in the presence of [Steve Gozo Hill]	)

Signed by WONG WAN PING MARIO	)

in the presence of [Wong Wan Tsan]	)

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